Exhibit 22

                            REGISTRANT'S SUBSIDIARIES

     The following table sets forth, at March 21, 1996, the Registrant's significant subsidiaries and other associated companies, the jurisdiction of incorporation of each and the percentage of voting securities of each owned by the Registrant. There are no subsidiaries not listed in the table which would, in the aggregate, be considered significant.

                                                        State of                      Percentage
Active Subsidiaries:                                 Incorporation                       Owned
- --------------------                                 -------------                       -----
Gemaire Distributors, Inc.                           Florida                            100%
Heating & Cooling Supply, Inc.                       California                         100%
Comfort Supply, Inc.                                 Delaware                           100%
Central Air Conditioning Distributors, Inc.          North Carolina                     100%
H.B. Adams Distributors, Inc.                        Florida                            100%
Airite, Inc.                                         Louisiana                          100%
Watsco Components, Inc.                              Florida                            100%
Rho Sigma, Inc.                                      Florida                            100%
Cam-Stat, Inc.                                       Florida                            100%
P.E./Del Mar, Inc.                                   Florida                            100%
Dunhill Personnel System, Inc.                       Delaware                           100%
Dunhill Temporary Systems, Inc.                      New York                           100%
Dunhill Temporary Systems
   of Indianapolis, Inc.                             Indiana                            100%
Dunhill Personnel System
   of New Jersey, Inc.                               New Jersey                         100%
